 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2022

DOMO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38553	27-3687433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
772 East Utah Valley Drive
American Fork, UT 84003
(Address of principal executive offices, and Zip Code)
Registrant’s telephone number, including area code: (801) 899-1000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.001 per share	DOMO	The Nasdaq Global Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.
On June 13, 2022, Domo, Inc. (the “Company”) and current or former directors and/or officers Joshua G. James, Carine S. Clark, Daniel Daniel, Joy Driscoll Durling, Dana Evan, Mark Gorenberg, Jeff Kearl and Fraser Bullock entered into a Stipulation of Settlement with a stockholder of the Company to resolve a lawsuit brought in the Delaware Court of Chancery challenging certain compensation granted to Domo’s then Chief Executive Officer in 2020 and 2021 (the “Delaware Action”).
Pursuant to the terms of the Stipulation of Settlement, the Company has agreed to certain amendments to the Company’s Compensation Committee Charter, including an amendment to require that the Compensation Committee be comprised of at least three Board members. The settlement also provides for a release of claims related to the subject matter of the Delaware Action with no admission of any wrongdoing on the part of the defendants. As part of the settlement, the Company will be responsible for the payment of attorney’s fees to counsel for the stockholder plaintiff. The Delaware Court of Chancery must approve the settlement of the Delaware Action. Assuming that the settlement terms are approved, as a result of the settlement, all of the claims asserted in the Delaware Action will be dismissed.
A copy of the Notice of Pendency of Settlement of Action is included as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Notice of Pendency of Settlement of Action, dated June 27, 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMO, INC.
Date: July 15, 2022	By:	/s/ Bruce Felt
Bruce Felt
Chief Financial Officer